Exhibit (a)(13)

                          OFFER TO PURCHASE SUPPLEMENT

                              Dated August 13, 2003

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This Offer to Purchase Supplement amends and supplements, as of August 13, 2003, the Offer to Purchase, dated July, 28, 2003 (the "Offer to Purchase"), which describes the offer by RCS MediaGroup S.p.A. to purchase all outstanding American Depositary Shares representing Ordinary Shares of Fila Holding S.p.A for $1.12 net in cash per American Depositary Share without interest. All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Offer to Purchase. The Offer to Purchase, any amendments and supplements thereto and all related documents have been filed with the United States Securities and Exchange Commission (SEC) and may be
                 obtained from the SEC website at www.sec.gov.

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The information set forth under the caption "THE TENDER OFFER - 12. CERTAIN
LEGAL MATTERS; REGULATORY APPROVALS" in the Offer to Purchase is hereby amended and supplemented by the replacement of the first sentence of the first paragraph of that section with the following paragraph:

On July 31, 2003, a class action complaint was filed in the Supreme Court of the State of New York in New York County on behalf of a putative class of public holders of Fila ADSs alleging claims relating to the Offer. The case is encaptioned Lisa A. Weber against Enzio Bermani, Pierluigi Bonavita, Marco Isaia, Mario Magenes, Maria Martellini, Nicolo Nefri, Stefano Podesta, Romiti Maurizio, Guido C. Schiavi, Fila Holding S.p.A. and RCS Media Group S.p.A., Index Number 03602409. RCS understands that the plaintiff has filed, on August 7, 2003, an amended complaint which adds as a defendant The Bank of New York in its capacity as U.S. Tender Agent. Copies of the complaint and the amended complaint (collectively, the "Weber Complaint") are filed as exhibits to Amendment No. 2 to the Schedule TO filed with the SEC on August 13, 2003. This summary is qualified in its entirety by reference to the Weber Complaint. The Weber Complaint alleges, among other things, that (i) certain defendants breached their fiduciary and other common law duties, (ii) certain defendants are pursuing a course of business designed to eliminate the public securities holders of Fila in violation of the laws of the State of New York in order to enrich RCS at the expense and to the detriment of plaintiff and the putative class, and (iii) the Offer constitutes a breach of the duty of fair dealing with respect to plaintiff and the putative class. The plaintiff seeks, among other things, monetary damages and to enjoin the defendants from proceeding with and consummating the Offer (or rescinding the transactions contemplated by the Offer if the Offer has already been consummated). RCS firmly believes that the allegations contained in the Weber Complaint are without merit and that it has meritorious defenses to the claims in the Weber Complaint. RCS intends to defend against the claims set forth in the Weber Complaint vigorously.

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  Holders of Fila ADSs are reminded that the Offer and the related withdrawal rights will expire at 12:00 midnight, New York City time, on Friday September 5,
                      2003, unless the Offer is extended.

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     THE OFFER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE
SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ADEQUACY OR ACCURACY
    OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

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  THE DISTRIBUTION OF OFFER MATERIALS AND THE TRANSACTIONS CONTEMPLATED BY THE
 OFFER MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS OUTSIDE OF THE UNITED STATES. THE OFFER MATERIALS DO NOT CONSTITUTE, AND MAY NOT BE USED IN CONNECTION
    WITH, AN OFFER OR SOLICITATION IN ANY JURISDICTION WHERE SUCH OFFERS OR
                    SOLICITATIONS ARE NOT PERMITTED BY LAW.

     THE OFFER MATERIALS MAY NOT BE DISTRIBUTED TO PERSONS RESIDING IN ANY
                   JURISDICTION OUTSIDE OF THE UNITED STATES.

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